Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
February 19, 2026	212-460-4111

CON EDISON REPORTS 2025 EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2025 net income for common stock of $2,023 million or $5.66 a share compared with $1,820 million or $5.26 a share in 2024. Adjusted earnings (non-GAAP) were $2,038 million or $5.70 a share in 2025 compared with $1,868 million or $5.40 a share in 2024. Adjusted earnings and adjusted earnings per share in 2025 exclude the impact of the impairment loss related to Con Edison’s investment in Honeoye Storage Corporation (Honeoye), remeasurement of deferred state income taxes related to the previously recorded impairment of Mountain Valley Pipeline, LLC (MVP), transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye and the gain on the sale of an interest in a solar electric production project. Adjusted earnings and adjusted earnings per share in 2025 and 2024 exclude accretion of the basis difference of Con Edison's equity investment in MVP, adjustments to the loss (gain) and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023 and the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments.

For the fourth quarter of 2025, net income for common stock was $297 million or $0.82 a share compared with $310 million or $0.90 a share in the 2024 period. Adjusted earnings were $320 million or $0.89 a share in the 2025 period compared with $340 million or $0.98 a share in the 2024 period. Adjusted earnings and adjusted earnings per share in the 2025 period exclude the impact of the impairment loss related to Con Edison’s investment in Honeoye, remeasurement of deferred state income taxes related to the previously recorded impairment of MVP, transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye and the gain on the sale of an interest in a solar electric production project. Adjusted earnings and adjusted earnings per share in the 2025 and 2024 periods exclude accretion of the basis difference of Con Edison's equity investment in MVP and the effects of HLBV accounting for tax equity investments. Adjusted earnings and adjusted earnings per share in the 2024 period exclude adjustments to the loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses in 2023.

“Our 2025 performance affirmed the durability of our regulated businesses and the value created through disciplined, forward-looking investment,” said Tim Cawley, Chairman and CEO of Con Edison. “Demand remains for a modern, resilient grid as customers continue to electrify their homes, businesses and vehicles. We are investing proactively to support stable, long-term returns for shareholders and to deliver the world-class reliability our region needs.

“We remain focused on managing costs while making the critical investments required for the clean energy transition,” Cawley added. “That means prioritizing the capital projects that most effectively support regional growth, maintaining rigorous cost discipline, and expanding discounts for income-eligible customers. When more people can participate in the economy, the entire region benefits.”

“Our 2025 financial results reflect strong execution in delivering value for shareholders as we once again achieved non-GAAP adjusted EPS at the top end of our guidance range, and we’re proud to have recently increased our dividend for the 52nd straight year,” said Kirk Andrews, Senior Vice President and CFO. “The recently approved investment plans for Con Edison of New York, which include an increase in our authorized ROE, provide the resources we need to continue making infrastructure investments to support this critical regional economy. The three-year rate plan provides a solid foundation, and we expect five-year adjusted EPS to grow at a compounded annual rate target of 6 to 7 percent with the midpoint of our 2026 adjusted EPS guidance as a baseline.

“Our disciplined approach to long‑term investment has supported consistent, steady performance through a wide range of economic and geopolitical environments,” he said. “Our region is among the most productive economic centers in the country, contributing significantly to our nation’s GDP and the reliable energy we deliver is essential.”

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CON EDISON REPORTS 2025 EARNINGS	page 2
For the year of 2026, Con Edison expects its adjusted earnings per share (non-GAAP) to be in the range of $6.00 to $6.20 per share. Adjusted earnings per share excludes the gain on the sale of Con Edison's interest in MVP, accretion of the basis difference of Con Edison's equity investment in MVP, HLBV accounting for tax equity investments and transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye, the amounts of which, if any, will not be determinable until year-end. Accordingly, the company is unable to provide equivalent measures determined in accordance with generally accepted accounting principles in the United States of America (GAAP). The company also forecasts a five-year compounded annual adjusted earnings per share growth rate of 6% to 7% based on the midpoint of its 2026 adjusted earnings per share guidance.

In 2026 and 2027, Con Edison expects to make capital investments of $6,595 million and $6,759 million, respectively. For 2028 through 2030, Con Edison expects to make capital investments of $24,339 million in aggregate. Con Edison plans to meet its capital requirements for 2026 through 2030 through internally-generated funds, the issuance of long-term debt through public and private offerings and the issuance of common equity through public offerings, including pursuant to an at-the-market equity program. Con Edison's plans include the issuance of up to $3,200 million of long-term debt in 2026 and up to $3,000 million of long-term debt in 2027, including for maturing securities, at Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. (collectively, the Utilities) and approximately $9,900 million in aggregate of long-term debt, including for maturing securities, at the Utilities during 2028 through 2030. Con Edison plans to issue up to $1,100 million of common equity in 2026, in addition to equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans. Con Edison also plans to issue common equity of approximately $1,200 million in 2027 and up to $3,300 million in aggregate during 2028 through 2030, in addition to equity issued under its dividend reinvestment, employee stock purchase and long-term incentive plans. Con Edison’s estimates of its capital requirements and related financing plans reflect information available and assumptions at the time the statements are made and include, among other things, the assumptions that the Utilities’ forecasted capital investments and financing plans through 2030 are approved by the New York State Public Service Commission. Actual developments and the timing and amount of funding may differ materially.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three months and years ended December 31, 2025 and 2024. See Attachment B for the company's consolidated income statements for the three months and years ended 2025 and 2024. See Attachments C and D for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three months and year ended December 31, 2025 compared to the respective 2024 periods.

The company's 2025 Annual Report on Form 10-K is being filed with the Securities and Exchange Commission. A 2025 earnings release presentation will be available at www.conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2025 EARNINGS	page 3
This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “goal,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and may be subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber attack could adversely affect it; artificial intelligence is an emerging area of technology that has the potential to impact various aspects of its and its subsidiaries’ business operations and customer interactions; the failure of processes and systems, the failure to retain and attract employees and contractors, and their negative performance could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it faces risks related to health epidemics and other outbreaks; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions, inflation and the imposition of tariffs (or subsequent changes to tariffs once announced or implemented); and it also faces other risks that are beyond its control. This list of factors is not all-inclusive because it is not possible to predict all factors that could cause actual results or developments to differ from the forward-looking statements. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as adjustments to the loss (gain) and other impacts related to the sale of all of the stock of its former subsidiary, the Clean Energy Businesses, in 2023, the effects of HLBV accounting for tax equity investments and accretion of the basis difference of Con Edison's equity investment in MVP, the impairment loss related to Con Edison’s investment in Honeoye, transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye, remeasurement of deferred state income taxes related to the previously recorded impairment of MVP and the gain on the sale of an interest in a solar electric production project. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.
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CON EDISON REPORTS 2025 EARNINGS	page 4
Consolidated Edison, Inc. is a holding company that provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., a regulated company primarily under the oversight of the Federal Energy Regulatory Commission, that develops and invests in electric transmission projects and owns, through joint ventures, both electric and gas assets.

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Attachment A

	For the Three Months Ended				For the Years Ended
	December 31,				December 31,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2025	2024	2025	2024	2025	2024	2025	2024
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.82	$0.90	$297	$310	$5.66	$5.26	$2,023	$1,820
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (pre-tax) (a)	—	0.09	—	33	—	0.18	—	63
Income taxes (a)(b)	—	(0.01)	—	(5)	—	(0.04)	(1)	(13)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses (net of tax)	—	0.08	—	28	—	0.14	(1)	50
Accretion of the basis difference of Con Edison's equity investment in MVP (pre-tax)	(0.01)	(0.01)	(3)	(3)	(0.04)	(0.01)	(12)	(6)
Income taxes (c)	—	—	1	1	0.01	—	3	1
Accretion of the basis difference of Con Edison's equity investment in MVP (net of tax)	(0.01)	(0.01)	(2)	(2)	(0.03)	(0.01)	(9)	(5)
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (pre-tax)	0.04	—	16	—	0.04	—	17	—
Income taxes (d)	(0.01)	—	(4)	—	(0.01)	—	(5)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye (net of tax)	0.03	—	12	—	0.03	—	12	—
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP (net of federal income taxes) (e)	0.02	—	7	—	0.02	—	7	—
Impairment loss related to investment in Honeoye (pre-tax)	0.04	—	13	—	0.04	—	13	—
Income taxes (f)	(0.01)	—	(3)	—	(0.01)	—	(3)	—
Impairment loss related to investment in Honeoye (net of tax)	0.03	—	10	—	0.03	—	10	—
Gain on the sale of an interest in a solar electric production project (pre-tax)	—	—	(4)	—	(0.01)	—	(4)	—
Income taxes (g)	—	—	1	—	—	—	1	—
Gain on the sale of an interest in a solar electric production project (net of tax)	—	—	(3)	—	(0.01)	—	(3)	—
HLBV effects (pre-tax)	—	0.01	(1)	5	—	0.01	(2)	4
Income taxes (h)	—	—	—	(1)	—	—	1	(1)
HLBV effects (net of tax)	—	0.01	(1)	4	—	0.01	(1)	3
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.89	$0.98	$320	$340	$5.70	$5.40	$2,038	$1,868
(a)On March 1, 2023, Con Edison completed the sale of all of the stock of the Clean Energy Businesses. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the year ended December 31, 2025 ($1 million) to reflect closing adjustments. The loss (gain) and other impacts related to the sale of all of the stock of the Clean Energy Businesses were adjusted during the three months ended December 31, 2024 ($0.09 a share and $0.07 a share net of tax or $33 million and $25 million net of tax) and during the year ended December 31, 2024 ($0.18 a share and $0.13 a share net of tax or $62 million and $46 million net of tax) to reflect closing adjustments.
(b)The amount of income taxes for the adjustment on the gain on the sale of all of the stock of the Clean Energy Businesses had an effective tax rate of 24% and 26% for the three months and year ended December 31, 2024, respectively. Amounts shown include the impact of the changes in state unitary tax apportionments ($0.01 a share net of federal taxes or $3 million net of federal taxes) for the three months and year ended December 31, 2024.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended December 31, 2025 and 22% for the year ended December 31, 2025 and the three months and year ended December 31, 2024, respectively.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months and year ended December 31, 2025, respectively.
(e)The remeasurement of deferred state income taxes due to changes in state apportionment on the previously recorded impairment net of accretion of the basis difference on MVP, net of federal income taxes at 21% for the three months and year ended December 31, 2025, respectively.
(f)The amount of income taxes was calculated using a combined federal and state income tax rate of 26% for the three months and year ended December 31, 2025, respectively.
(g)The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months and year ended December 31, 2025, respectively.
(h)The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months and year ended December 31, 2024, respectively.

Attachment B

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
OPERATING REVENUES
Electric	$2,884	$2,719	$12,602	$11,568
Gas	923	795	3,610	3,107
Steam	187	155	703	578
Non-utility	1	—	3	3
TOTAL OPERATING REVENUES	3,995	3,669	16,918	15,256
OPERATING EXPENSES
Purchased power	670	627	2,945	2,569
Fuel	67	40	261	170
Gas purchased for resale	253	197	899	599
Other operations and maintenance	964	910	3,804	3,751
Depreciation and amortization	595	554	2,321	2,155
Taxes, other than income taxes	963	832	3,757	3,280
TOTAL OPERATING EXPENSES	3,512	3,160	13,987	12,524
Gain (Loss) on sale of the Clean Energy Businesses	—	(32)	—	(62)
Gain on the sale of an interest in a solar electric production project	4	—	4	—
OPERATING INCOME	487	477	2,935	2,670
OTHER INCOME (DEDUCTIONS)
Investment income	12	16	63	62
Other income	215	159	837	635
Allowance for equity funds used during construction	18	9	69	38
Other deductions	(42)	(36)	(74)	(80)
TOTAL OTHER INCOME	203	148	895	655
INCOME BEFORE INTEREST AND INCOME TAX EXPENSE	690	625	3,830	3,325
INTEREST EXPENSE (INCOME)
Interest on long-term debt	301	287	1,176	1,084
Other interest expense	25	35	119	166
Allowance for borrowed funds used during construction	(13)	(18)	(62)	(63)
NET INTEREST EXPENSE	313	304	1,233	1,187
INCOME BEFORE INCOME TAX EXPENSE	377	321	2,597	2,138
INCOME TAX EXPENSE	80	11	574	318
NET INCOME FOR COMMON STOCK	$297	$310	$2,023	$1,820
Net income per common share — basic	$0.82	$0.90	$5.66	$5.26
Net income per common share — diluted	$0.82	$0.89	$5.64	$5.24
AVERAGE NUMBER OF SHARES OUTSTANDING — BASIC (IN MILLIONS)	361.0	346.4	357.4	346.0
AVERAGE NUMBER OF SHARES OUTSTANDING — DILUTED (IN MILLIONS)	362.2	347.8	358.7	347.3

Attachment C

Variation for the Three Months Ended December 31, 2025 vs. 2024
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$15	$0.04
Higher income from allowance for funds used during construction	8	0.02
Higher electric, gas and steam operations and maintenance expense	(33)	(0.10)
Higher corporate expenses	(22)	(0.06)
Dilutive effect of issuance of common shares	—	(0.04)
Other	1	0.01
Total CECONY	(31)	(0.13)
O&R (a)
Timing of recognition of electric and gas revenues in accordance with the rate plans	(6)	(0.02)
Higher interest expense on long-term debt	(3)	(0.01)
Higher storm-related costs	(2)	(0.01)
Gas base rate increase	3	0.01
Other	—	0.01
Total O&R	(8)	(0.02)
Con Edison Transmission
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye	(12)	(0.03)
Impairment loss related to investment in Honeoye	(10)	(0.03)
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP	(7)	(0.02)
Other	3	0.01
Total Con Edison Transmission	(26)	(0.07)
Other, including parent company expenses (b)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	28	0.08
Lower accrued commitment to Consolidated Edison Foundation, Inc.	9	0.03
Lower taxes other than income taxes	5	0.01
HLBV effects	5	0.01
Gain on the sale of an interest in a solar electric production project	3	—
Other	2	0.01
Total Other, including parent company expenses	52	0.14
Total Reported (GAAP basis)	$(13)	$(0.08)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	(28)	(0.08)
HLBV effects	(5)	(0.01)
Gain on the sale of an interest in a solar electric production project	(3)	—
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye	12	0.03
Impairment loss related to investment in Honeoye	10	0.03
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP	7	0.02
Total Adjusted (Non-GAAP basis)	$(20)	$(0.09)
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.

Attachment D

Variation for the Year Ended December 31, 2025 vs. 2024
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Higher electric rate base	$97	$0.28
Higher income from allowance for funds used during construction	31	0.09
Higher gas rate base	20	0.06
Lower other corporate expenses	3	0.01
Dilutive effect of issuance of common shares	—	(0.18)
Higher interest expense	(38)	(0.11)
Impact of the May 2024 NYSPSC order denying CECONY's request to capitalize costs to implement its new customer billing and information system	37	0.11
Other	8	0.02
Total CECONY	158	0.28
O&R (a)
Gas base rate increase	10	0.03
Higher interest expense on long-term debt	(6)	(0.02)
Other	—	(0.01)
Total O&R	4	—
Con Edison Transmission
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye	(12)	(0.03)
Impairment loss related to investment in Honeoye	(10)	(0.03)
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP	(7)	(0.02)
Income tax adjustment in 2024 due to AFUDC from MVP	(5)	(0.02)
Accretion of the basis difference of Con Edison's equity investment in MVP	4	0.02
Other	(1)	(0.01)
Total Con Edison Transmission	(31)	(0.09)
Other, including parent company expenses (b)
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	51	0.14
Lower accrued commitment to Consolidated Edison Foundation, Inc.	9	0.03
Lower taxes other than income taxes	5	0.01
HLBV effects	4	0.01
Gain on the sale of an interest in a solar electric production project	3	0.01
Other	—	0.01
Total Other, including parent company expenses	72	0.21
Total Reported (GAAP basis)	$203	$0.40
Loss (gain) and other impacts related to the sale of the Clean Energy Businesses	(51)	(0.14)
Accretion of the basis difference of Con Edison's equity investment in MVP	(4)	(0.02)
HLBV effects	(4)	(0.01)
Gain on the sale of an interest in a solar electric production project	(3)	(0.01)
Transaction costs associated with the strategic alternatives review of Con Edison's equity investments in MVP and Honeoye	12	0.03
Impairment loss related to investment in Honeoye	10	0.03
Remeasurement of deferred state income taxes related to the previously recorded impairment of MVP	7	0.02
Total Adjusted (Non-GAAP basis)	$170	$0.30
(a)Under the revenue decoupling mechanisms in the Utilities’ New York electric and gas rate plans, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. The Utilities' gas and CECONY’s steam sales are subject to a weather normalization clause, as a result of which, delivery revenues reflect normal weather conditions during the heating season. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.

(b)Other includes the parent company, Con Edison's tax equity investments, consolidation adjustments and Broken Bow II, the deferred project that was classified as held for sale at December 31, 2024, the sale and transfer of which was completed in January 2025.